Exhibit 99.1

Amplitude Announces Second Quarter 2021 Financial Results

•	Revenue of $39.3M, up 66% year over year

•	Current Remaining Performance Obligations of $116.9M, up 76% year over year

San Francisco, CA – September 21, 2021 – Amplitude, Inc., a pioneer in digital optimization, today announced financial results for its second quarter ended June 30, 2021.

“The acceleration of the digital world has put digital products at the center of business. Digital products are driving how businesses operate, go to market and generate revenue,” said Spenser Skates, CEO and co-founder of Amplitude. “As organizations make the shift to product-led growth, they are turning to Amplitude to help drive business outcomes. Great execution combined with strong demand for the Amplitude Digital Optimization System has led to our exceptional second quarter results, highlighted by revenue growth of 66% year-over-year, and a strong outlook for the year. We believe we are in the very early stages of a large opportunity and that we can help companies of various sizes and digital maturities build great products through data.”

Second Quarter 2021 Financial Highlights:

(in millions, except per share data)

	Q2 2021	Q2 2020	Y/Y Change
Revenue	$39.3	$23.7	66%
Current Remaining Performance Obligations	$116.9	$66.5	76%
GAAP Loss from Operations	$(9.7)	$(11.5)	$1.8
Non-GAAP Loss from Operations	$(4.1)	$(1.9)	$(2.2)
GAAP Net Loss Per Share	$(0.34)	$(0.47)	$0.13
Non-GAAP Net Loss Per Share	$(0.15)	$(0.08)	$(0.07)
Net Cash used in Operating Activities	$(5.1)	$(7.2)	$2.1
Free Cash Flow	$(5.8)	$(7.7)	$1.9

Non-GAAP loss from operations and non-GAAP net loss per share exclude expenses related to stock-based compensation expense and related employer payroll taxes, amortization of acquired intangible assets, and non-recurring costs, such as direct listing costs. Direct listing costs were $2.1 million in Q2’21 and there were no direct listing costs in Q2’20. The section titled “Non-GAAP Financial Measures” below contains a description of the non-GAAP financial measures and reconciliations between historical GAAP and non-GAAP information are contained in the tables below.

Second Quarter and Recent Business Highlights

•	Number of paying customers grew 51% year-over-year to 1,280.

•	Dollar-based net retention rate (NRR) at the end of June 30, 2021, was 119% and relatively consistent with the prior year’s rate.

•

Introduced Amplitude Experiment, the industry’s first full stack experimentation solution powered by customer behavior and product analytics to provide organizations with end-to-end experimentation and delivery workflow that integrates customer data into every step from generating a hypothesis to targeting users to measuring results.

•

Introduced Amplitude Recommend, the industry’s first personalization solution powered by customer behavior, machine learning, and product analytics to enable organizations to determine the right experience for each user and instantly measure impact on key outcomes like purchase conversion, average order size, or video completion. The system then adapts each individual experience based on these insights to optimize the desired outcome.

•	Hosted inaugural Digital Disruptors Summit, a premier event for innovators and transformers who are shaping the world through disruptive digital products.

•

Hosted its Virtual Investor Day on September 14, 2021, which was held in connection with Amplitude’s registration statement on Form S-1 filed with the U.S. Securities and Exchange Commission relating to the proposed direct listing of its Class A common stock. A replay of the event is available at investors.amplitude.com.

Financial Outlook:

For the third quarter and full year 2021, the Company expects:

	Q3 2021	FY 2021
Revenue	$43.0 -$44.0 million	$160.0 - $162.0 million
Non-GAAP Loss from Operations	$(5.0) - $(4.0) million	$(25.0) - $(23.0) million
Non-GAAP Net Loss Per Share	$(0.15) - $(0.12)	$(0.50) - $(0.46)
Weighted Average Shares Outstanding	34.2 million	49.6 million

Additionally, the Company expects that its full year 2022 total revenue growth will be in excess of 40%.

Fully Diluted Share Count: Approximately 129.6 million shares as of September 30, 2021. Excluding shares that are issuable with respect to outstanding options and restricted stock units (“RSUs”) that have been granted but have not yet vested or satisfied the service-based vesting condition per their terms, the fully diluted share count is 114.0 million. Both measures are calculated on a treasury stock method basis with respect to all common and preferred shares assuming a hypothetical per-share price of $32.02, the price of our series F preferred stock offering.

These statements are forward-looking and actual results may differ materially. Refer to the Forward-Looking Statements safe harbor below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

Non-GAAP loss from operations and non-GAAP net loss per share expectations exclude expenses related to stock-based compensation expense and related employer payroll taxes (inclusive of stock-based compensation expense associated with the satisfaction of the performance-based vesting condition upon the Company’s listing on the Nasdaq Capital Market related to RSUs, for which the service-based vesting condition has already been met), amortization of acquired intangible assets, and non-recurring costs, such as direct listing costs. Direct listing costs are expected to be between $15.2 million and $15.5 million in Q3 2021 and $17.3 million and $17.7 million for the full year 2021. A reconciliation to GAAP loss from operations and GAAP net loss per share has not been provided as the quantification of certain items included in the calculation of GAAP loss from operations and GAAP net loss per share cannot be reasonably calculated or predicted at this time without unreasonable efforts. For example, the non-GAAP adjustment for stock-based compensation expense requires additional inputs such as the number and value of awards granted that are not currently ascertainable, and the non-GAAP adjustment for amortization of acquired intangible assets depends on the timing and value of intangible assets acquired that cannot be accurately forecasted.

Conference Call Information:

Amplitude will host a live video webcast to discuss the company’s financial results for the second quarter ended June 30, 2021 as well as the financial outlook for its third quarter and fiscal year 2021 today at 2:00 PM Pacific Time / 5:00 PM Eastern Time. A replay of this will be available a few hours after the conclusion of the live webcast. Interested parties can access these on the events section of Amplitude’s investor relations page at investors.amplitude.com.

Forward-Looking Statements:

This press release contains express and implied “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s financial outlook for the third quarter of 2021 and full year 2021, expected 2022 revenue growth, the Company’s growth strategy and business aspirations and its market position. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would,” and “outlook,” or the negative version of those words or phrases or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not statements of historical fact, and are based on current expectations, estimates, and projections about the Company’s industry as well as certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond the Company’s control. These statements are subject to numerous uncertainties and risks that could cause actual results, performance, or achievement to differ materially and adversely from those anticipated or implied in the statements, including risks related to: the

Company’s limited operating history and rapid growth over the last several years, which makes it difficult to forecast the Company’s future results of operations; the Company’s history of losses; any decline in the Company’s customer retention or expansion of its commercial relationships with existing customers or an inability to attract new customers; expected fluctuations in the Company’s financial results, making it difficult to project future results; the Company’s focus on sales to larger organizations and potentially increased dependency on those relationships, which may increase the variability of the Company’s sales cycles and results of operations; downturns or upturns in new sales, which may not be immediately reflected in the Company’s results of operations and may be difficult to discern; unfavorable conditions in the Company’s industry or the global economy, or reductions in information technology spending, which could limit the Company’s ability to grow its business; the market for SaaS applications, which may develop more slowly than the Company expects or decline; the Company’s intellectual property rights, which may not protect its business or provide the Company with a competitive advantage; and evolving privacy and other data-related laws. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are or will be included under the caption “Risk Factors” and elsewhere in the reports and other documents that the Company files with the Securities and Exchange Commission from time to time. The forward-looking statements made in this press release relate only to events as of the date on which the statements are made. The Company undertakes no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law.

Non-GAAP Financial Measures:

This press release includes financial information that has not been prepared in accordance with GAAP. The Company uses non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating the Company’s ongoing operational performance. The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial results with other companies in the industry, many of which present similar non-GAAP financial measures to investors. There are a number of limitations related to the use of non-GAAP financial measures versus comparable financial measures determined under U.S. GAAP. For example, other companies in the Company’s industry may calculate these non-GAAP financial measures differently or may use other measures to evaluate their performance. In addition, free cash flow does not reflect the Company’s future contractual commitments and the total increase or decrease of its cash balance for a given period.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures below. A reconciliation of the Company’s non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.

Non-GAAP Gross Profit, Non-GAAP Gross Margin, Non-GAAP Loss from Operations, Non-GAAP Operating Margin, Non-GAAP Net Loss, and Non-GAAP Loss per Share.

The Company defines these non-GAAP financial measures as their respective GAAP measures, excluding expenses related to stock-based compensation expense and related employer payroll taxes, amortization of acquired intangible assets, and non-recurring costs, such as direct listing costs. The Company excludes stock-based compensation expense and related employer payroll taxes, which is a non-cash expense, from certain of its non-GAAP financial measures because it believes that excluding this item provides meaningful supplemental information regarding operational performance. The Company excludes amortization of intangible assets, which is a non-cash expense, related to business combinations from certain of its non-GAAP financial measures because such expenses are related to business combinations and have no direct correlation to the operation of the Company’s business. Although the Company excludes these expenses from certain non-GAAP financial measures, the revenue from acquired companies subsequent to the date of acquisition is reflected in these measures and the acquired intangible assets contribute to the Company’s revenue generation. The Company excludes non-recurring costs from certain of its non-GAAP financial measures because such expenses do not repeat period over period and are not reflective of the ongoing operation of the Company’s business.

The Company uses non-GAAP gross profit, non-GAAP gross margin, non-GAAP loss from operations, non-GAAP operating margin, non-GAAP net loss and non-GAAP loss per share in conjunction with its traditional U.S. GAAP measures to evaluate the Company’s financial performance. The Company believes that these measures provide its management and investors consistency and comparability with its past financial performance and facilitates period-to-period comparisons of operations.

Free Cash Flow and Margin. The Company defines free cash flow as net cash used in operating activities, less cash used for purchases of property and equipment and capitalized internal-use software costs. The Company believes that free cash flow is a useful indicator of liquidity that provides its management, board of directors, and investors with information about its future ability to generate or use cash to enhance the strength of its balance sheet and further invest in its business and pursue potential strategic initiatives. Free cash flow margin is calculated as free cash flow divided by total revenue.

Definitions of Business Metrics

Dollar-based net retention rate

The Company calculates dollar-based net retention rate as of a period end by starting with the Annual Recurring Revenue (“ARR”) from the cohort of all customers as of 12 months prior to such period-end (the “Prior Period ARR”). The Company then calculates the ARR from these same customers as of the current period-end (the “Current Period ARR”). Current Period ARR includes any expansion and is net of contraction or attrition over the last 12 months, but excludes ARR from new customers as well as any overage charges in the current period. The Company then divides the total Current Period ARR by the total Prior Period ARR to arrive at the point-in-time dollar-based net retention rate. The Company then calculates the weighted-average of the trailing 12-month point-in-time dollar-based net retention rates, to arrive at the dollar-based net retention rate.

The Company defines ARR as the annual recurring revenue of subscription agreements at a point in time based on the terms of customers’ contracts. ARR should be viewed independently of revenue, and does not represent the Company’s U.S. GAAP revenue on an annualized basis, as it is an operating metric that can be impacted by contract start and end dates and renewal rates.

About Amplitude

Amplitude is a pioneer in digital optimization software. It has more than 1,200 paying customers, including 26 of the Fortune 100.

Contacts

Investor Relations

Jason Starr

ir@amplitude.com

Communications

Darah Easton

press@amplitude.com

AMPLITUDE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	(unaudited)
	June 30, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$291,062	$117,783
Restricted cash, current	1,080	1,080
Accounts receivable, net	25,242	17,396
Prepaid expenses and other current assets	11,981	6,857
Deferred commissions, current	7,016	5,563

Total current assets	336,381	148,679
Property and equipment, net	3,523	2,673
Intangible assets, net	4,554	1,955
Goodwill	3,694	1,000
Restricted cash, net	850	—
Deferred commissions, noncurrent	17,941	13,877
Other noncurrent assets	9,589	6,898

Total assets	$376,532	$175,082

Liabilities, Redeemable Convertible Preferred Stock, and Stockholders’ Deficit
Current liabilities:
Accounts payable	$3,751	$4,417
Accrued expenses	14,803	8,110
Deferred revenue	61,050	40,797

Total current liabilities	79,604	53,324
Noncurrent liabilities	1,504	1,067

Total liabilities	81,108	54,391

Commitments and contingencies
Redeemable convertible preferred stock:	361,113	187,811
Stockholders’ deficit:
Additional paid-in capital	55,657	37,704
Accumulated deficit	(121,346)	(104,824)

Total stockholders’ deficit	(65,689)	(67,120)

Total liabilities, redeemable convertible preferred stock, and stockholders’ deficit	$376,532	$175,082

AMPLITUDE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenue	$39,254	$23,692	$72,364	$46,022
Cost of revenue (1)	12,135	7,206	22,390	13,516

Gross profit	27,119	16,486	49,974	32,506

Operating expenses:
Research and development (1)	8,544	8,486	15,529	14,141
Sales and marketing (1)	20,040	14,193	36,810	25,369
General and administrative (1)	8,282	5,354	13,531	9,498
Total operating expenses	36,866	28,033	65,870	49,008

Operating loss	(9,747)	(11,547)	(15,896)	(16,502)

Other income (expense), net	32	51	20	227

Loss before provision for income tax	(9,715)	(11,496)	(15,876)	(16,275)
Provision for income taxes	368	219	646	348

Net loss	$(10,083)	$(11,715)	$(16,522)	$(16,623)

Net loss per share
Basic and diluted	$(0.34)	$(0.47)	$(0.57)	$(0.68)

Weighted-average shares used in calculating net loss per share:
Basic and diluted	29,681	24,684	28,808	24,550

(1)	Amounts include stock-based compensation expense as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Cost of revenues	$247	$114	$483	$243
Research and development	1,154	3,675	2,063	3,986
Sales and marketing	866	3,316	1,689	3,705
General and administrative	752	2,290	1,361	2,552

Total stock-based compensation expense	$3,019	$9,395	$5,596	$10,486

AMPLITUDE, INC.

SUMMARY OF CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Cash flows from operating activities:
Net loss	$(10,083)	$(11,715)	$(16,522)	$(16,623)
Adjustments to reconcile net loss to net cash used in operating
Depreciation and amortization	796	427	1,337	689
Stock-based compensation expense	3,019	9,395	5,596	10,486
Allowance for doubtful accounts	13	44	(25)	114
Changes in operating assets and liabilities:
Accounts receivable	(9,931)	(452)	(7,805)	(375)
Prepaid expenses and other current assets	(2,837)	203	(5,088)	1,031
Deferred commissions	(4,248)	(1,345)	(5,517)	(1,886)
Other noncurrent assets	(1,375)	(1,249)	(2,691)	(1,863)
Accounts payable	856	(212)	(699)	(3)
Accrued expenses	5,964	864	5,227	(1,219)
Deferred revenue	12,596	(3,193)	20,226	(326)
Noncurrent liabilities	169	45	438	33

Net cash used in operating activities	(5,061)	(7,188)	(5,523)	(9,942)

Cash flows from investing activity:
Purchase of property and equipment	(405)	(79)	(655)	(262)
Cash paid for acquisitions, net of cash acquired	1,725	—	1,725	(3,700)
Capitalization of internal-use software costs	(350)	(409)	(731)	(467)

Net cash provided by (used in) investing activities	970	(488)	339	(4,429)

Cash flows from financing activity:
Proceeds from issuance of redeemable convertible preferred stock, net	173,302	49,621	173,302	49,821
Proceeds from the exercise of stock options	3,993	1,020	6,011	1,066
Repurchase of unvested stock options	—	—	—	(2)

Net cash provided by financing activities	177,295	50,641	179,313	50,885

Net increase (decrease) in cash, cash equivalents, and restricted cash	173,204	42,965	174,129	36,514
Cash, cash equivalents, and restricted cash at beginning of period	119,788	74,467	118,863	80,918

Cash, cash equivalents, and restricted cash at end of period	$292,992	$117,432	$292,992	$117,432

AMPLITUDE, INC.

Reconciliation of GAAP to Non-GAAP Data

(In thousands, except percentages)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Reconciliation of gross profit and gross margin
GAAP gross profit	$27,119	$16,486	$49,974	$32,506
Plus: stock-based compensation expense and employer taxes on NSOs	247	114	483	243
Plus: amortization of acquired intangible assets	429	—	651	—

Non-GAAP gross profit	$27,795	$16,600	$51,108	$32,749

GAAP gross margin	69.1%	69.6%	69.1%	70.6%
Non-GAAP adjustments	1.7%	0.5%	1.6%	0.5%

Non-GAAP gross margin	70.8%	70.1%	70.6%	71.2%

Reconciliation of operating expenses
GAAP research and development	$8,544	$8,486	$15,529	$14,141
Less: stock-based compensation expense and employer taxes on NSOs	(1,196)	(3,675)	(2,129)	(3,987)
Less: amortization of acquired intangible assets	—	(224)	—	(291)

Non-GAAP research and development	$7,348	$4,587	$13,400	$9,863

GAAP research and development as percentage of revenue	21.8%	35.8%	21.5%	30.7%
Non-GAAP research and development as percentage of revenue	18.7%	19.4%	18.5%	21.4%
GAAP sales and marketing	$20,040	$14,193	$36,810	$25,369
Less: stock-based compensation expense and employer taxes on NSOs	(870)	(3,316)	(1,709)	(3,712)
Less: direct listing expenses	(13)	—	(13)	—

Non-GAAP sales and marketing	$19,157	$10,877	$35,088	$21,657

GAAP sales and marketing as percentage of revenue	51.1%	59.9%	50.9%	55.1%
Non-GAAP sales and marketing as percentage of revenue	48.8%	45.9%	48.5%	47.1%
GAAP general and administrative	$8,282	$5,354	$13,531	$9,498
Less: stock-based compensation expense and employer taxes on NSOs	(773)	(2,304)	(1,394)	(2,565)
Less: direct listing expenses	(2,073)	—	(2,125)	—

Non-GAAP general and administrative	$5,436	$3,050	$10,012	$6,933

GAAP general and administrative as percentage of revenue	21.1%	22.6%	18.7%	20.6%
Non-GAAP general and administrative as percentage of revenue	13.8%	12.9%	13.8%	15.1%
Reconciliation of operating loss and operating margin
GAAP loss from operations	$(9,747)	$(11,547)	$(15,896)	$(16,502)
Plus: stock-based compensation expense and employer taxes on NSOs	3,086	9,409	5,714	10,507
Plus: amortization of acquired intangible assets	429	224	651	291
Plus: direct listing expenses	2,086	—	2,139	—

Non-GAAP loss from operations	$(4,146)	$(1,914)	$(7,392)	$(5,704)

GAAP operating margin	(24.8%)	(48.7%)	(22.0%)	(35.9%)
Non-GAAP adjustments	14.3%	40.7%	11.8%	23.5%

Non-GAAP operating margin	(10.5%)	(8.0%)	(10.2%)	(12.4%)

Reconciliation of net loss
GAAP net loss	$(10,083)	$(11,715)	$(16,522)	$(16,623)
Plus: stock-based compensation expense and employer taxes on NSOs	3,086	9,409	5,714	10,508
Plus: amortization of acquired intangible assets	429	224	651	291
Plus: direct listing expenses	2,086	—	2,139	—

Non-GAAP net loss	$(4,482)	$(2,082)	$(8,018)	$(5,824)

Reconciliation of net loss per share
GAAP net loss per share, basic	$(0.34)	$(0.47)	$(0.57)	$(0.68)
Non-GAAP adjustments to net loss	0.19	0.39	0.30	0.44

Non-GAAP net loss per share, basic	$(0.15)	$(0.08)	$(0.27)	$(0.24)

Weighted-average shares used in GAAP and non-GAAP per share calculation, basic and diluted	29,681	24,684	28,808	24,550

AMPLITUDE, INC.

Reconciliation of GAAP Cash Flows from Operations to Free Cash Flows

(In thousands, except for percentages)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net cash used in operating activities	$(5,061)	$(7,188)	$(5,523)	$(9,942)
Less:
Purchases of property and equipment	(405)	(79)	(655)	(262)
Capitalization of internal-use software costs	(350)	(409)	(731)	(467)

Free cash flow	$(5,816)	$(7,676)	$(6,909)	$(10,671)

Net cash used in operating activities margin	(12.9%)	(30.3%)	(7.6%)	(21.6%)
Non-GAAP adjustments	(1.9%)	(2.1%)	(1.9%)	(1.6%)

Free cash flow margin	(14.8%)	(32.4%)	(9.5%)	(23.2%)